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                             FORM N-6, ITEM 26(d)
                                    CONTRACTS
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                     American United Life Insurance Company
                              [One American Square
                             Indianapolis, IN 46206]


                            ACCOUNTING BENEFIT RIDER

This rider is a part of the policy to which it is attached. The Policy Date of this rider is the same as the Policy Date of the policy unless otherwise stated on page 3. The rider's provisions shall control when there is a conflict between this rider and the policy.

Benefit - The Cash Surrender Value of the policy is enhanced during the surrender charge period. The enhancement is provided by reducing the surrender charge that would otherwise have been applied upon policy surrender or lapse.

Under this rider, the enhancement in Cash Surrender Value is equal to the surrender charge of the policy multiplied by the applicable Accounting Benefit Surrender Charge Waiver Percentage. The Accounting Benefit Surrender Charge Waiver Percentages are shown on the Rider Specifications Page of the policy.

Limitations - The benefits under this rider are only available upon full surrender of the policy. This benefit must be chosen at the time of application. Once chosen, it is irrevocable.








                Signed for the American United Life Company(R) by,

                                Thomas M. Zurek
                                   Secretary
LR-201                                                                    4/08